UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2024

Date of Report (Date of earliest event reported)

Aquaron Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41470	86-2760193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Ave. 8th Floor New York NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 970-2181

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AQU	The Nasdaq Stock Market LLC
Rights	AQUNR	The Nasdaq Stock Market LLC
Units	AQUNU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2024, Aquaron Acquisition Corp. (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $70,000 (the “Note”) to Bestpath IoT Technology Ltd. (“Bestpath”) in exchange for Bestpath depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and mature upon closing of a business combination by the Company. In addition, the Note may be converted by the holder into shares of common stock of the Company identical to the common stock issued in the Company’s initial public offering at a price of $10.00 per unit (each unit is consisted of one share of common stock and one right to receive one-fifth (1/5) of a share of common stock).

Item 8.01 Other Events

The Company issued the release filed herewith on January 3, 2024. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
Name:	Yi Zhou
Title:	Chief Executive Officer

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